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                                                                    EXHIBIT 16.0

                        [LETTERHEAD OF GRANT THORNTON]

March 5, 1997

Office of Thrift Supervision
Information Services
Attention: Pam Stuckey
1700 G street NW
Washington, DC 20552

Re: Highland Federal Bank, FSB

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Highland Federal Bank, FSB dated March 3, 1997. With respect to Item 4 paragraph (a) of that Form 8-K, we agree with the statements contained therein.

With respect to Item 4 paragraph (b), we do not have sufficient knowledge for us to comment on this statement.

Very truly yours,

/s/ Grant Thornton LLP